                                                                                                              FILE PURSUANT TO RULE 424(b)(3)
                                                                                                              REGISTRATION NO. 333-99435

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 20, 2002)

         U.S. RESTAURANT PROPERTIES, INC.

221,482 Shares of Common Stock

        The prospectus of U.S. Restaurant Properties, Inc. (the "Company"), dated September 20, 2002 relating to the sale of the Company's common stock from time to time by the selling stockholders is hereby supplemented as set forth below. You should read this prospectus supplement in conjunction with the prospectus dated September 20, 2002 which is to be delivered with this prospectus supplement.

        The table of selling stockholders set forth on page 4 of the prospectus is hereby supplemented and amended by the information in the table below.

Name	Shares Owned Before this Offering	Shares Offered in this Offering	Shares Owned After this Offering(1)
Gant Limited Partnership	116,223	116,223	-0-
Robert E. Gant*	64,174	64,174	-0-

(1)
Assumes that all of the shares being offered hereunder will be sold.

*
Does not include the 116,223 shares held by the Gant Limited Partnership of which Robert E. Gant is an officer and a director of the general partner, Gant Realty, Inc.

The date of this prospectus supplement is January 30, 2003